UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2005

FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-12448	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2005, Flow International Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Quintus Holdings, LLC, an affiliate of Gores Technology Group, LLC (“Gores”). Pursuant to the Agreement, Flow has agreed to sell to Gores its General Press operations, which consist of its North America Press and the International Press segments, as well as the non-ultrahigh-pressure portion of its food business (the “Transaction”). The Transaction includes the sale of (a) the Company’s subsidiaries Avure Technologies Incorporated, Flow International FPS AB and Avure Technologies AB, (b) the Company’s 51% ownership in Flow Autoclave Systems, a joint venture with Snap-tite, and (c) an intercompany promissory note. The aggregate consideration for the Transaction is $15.3 million, consisting of cash and promissory notes, subject to working capital and other adjustments.

Pursuant to the Agreement, the Company has agreed to effect certain intercompany transactions prior to the closing of the Transaction, including the settlement of all intercompany accounts involving the purchased entities. Consummation of the Transaction is subject to customary conditions, including receipt of third party consents.

At the closing of the Transaction, the Company will enter into a Supply Agreement with Gores whereby the Company will supply certain high pressure pump products to Gores following the closing. In addition, the Agreement contains post-closing non-competition and non-solicitation provisions with respect to both the Company and Gores.

The foregoing is a summary of the terms of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

A press release (the “Press Release”) announcing the Transaction was issued by the Company on October 3, 2005. A copy of the Press Release is attached hereto as Exhibit 99.1. The information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Purchase Agreement by and between Flow International Corporation and Quintus Holdings, LLC dated September 30, 2005.

99.1	Press release of Flow International Corporation dated October 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)

Date: October 4, 2005	By:	/S/ STEPHEN R. LIGHT
Stephen R. Light
President and Chief Executive Officer.